Exhibit (e)(2)

Schedule A

Dated July 9, 2014, as revised July 11, 2024

to the

Amended and Restated Distribution Agreement dated July 9, 2014 by and between KraneShares Trust and SEI Investments Distribution Co.

SCHEDULE A

Funds	Date Fund Commenced Operations
KraneShares CSI China Internet ETF	7/31/2013
KraneShares Bosera MSCI China A 50 Connect Index ETF	3/4/2014
KraneShares MSCI All China Index ETF (formerly, KraneShares FTSE Emerging Markets Plus ETF)	2/12/2015
KraneShares MSCI China Clean Technology Index ETF (formerly KraneShares MSCI China Environment Index ETF)	10/12/2017
KraneShares Emerging Markets Consumer Technology Index ETF	10/11/2017
KraneShares MSCI One Belt One Road Index ETF	9/7/2017
KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)
KraneShares Asia Pacific High Income Bond ETF (formerly, KraneShares Asia Pacific High Yield Bond ETF, formerly KraneShares CCBS China Corporate High Yield Bond USD Index ETF)	6/26/2018
KraneShares MSCI All China Consumer Discretionary Index ETF
KraneShares MSCI All China Consumer Staples Index ETF
KraneShares MSCI All China Health Care Index ETF	1/31/2018
KraneShares Electric Vehicles and Future Mobility Index ETF	1/18/2018
KraneShares MSCI China A Hedged Index ETF
KraneShares Asia Robotics and Artificial Intelligence Index ETF
KraneShares MSCI Emerging Markets ex China Index ETF	4/12/2019
Quadratic Interest Rate Volatility and Inflation Hedge ETF	5/14/2019
KraneShares Global Carbon Strategy ETF (formerly KFA Global Carbon ETF)	7/29/2020
KraneShares CICC China 5G & Semiconductor Index ETF	11/23/2020
KraneShares SSE Star Market 50 Index ETF	1/26/2021
KraneShares Value Line® Dynamic Dividend Equity Index ETF (formerly, KFA Value Line® Dynamic Core Equity Index ETF)	11/23/2020
KraneShares Hang Seng TECH Index ETF	6/08/2021
KraneShares Mount Lucas Managed Futures Index Strategy ETF (formerly, KFA Mount Lucas Managed Futures Index Strategy ETF)	12/01/2020
Quadratic Deflation ETF	9/20/2021
KraneShares European Carbon Allowance Strategy ETF	10/04/2021
KraneShares California Carbon Allowance Strategy ETF	10/04/2021

KraneShares Eastern US Carbon ETF
KraneShares Electrification Metals Strategy ETF	10/13/2022
KraneShares S&P Pan Asia Dividend Aristocrats Index ETF	9/15/2022
KraneShares Bloomberg Transitional Commodities Strategy ETF
KraneShares China Internet and Covered Call Strategy ETF	1/11/2023
KraneShares Dynamic Emerging Markets Strategy ETF	8/25/2023
KraneShares Global EM Revenue Leaders Index ETF
KraneShares Rockefeller℠ Ocean Engagement ETF	9/12/2023
KraneShares Global Luxury Index ETF	9/07/2023
KraneShares 90% KWEB Defined Outcome January 2026 ETF	2/7/2024
KraneShares 100% KWEB Defined Outcome January 2026 ETF	2/7/2024
KraneShares Hedgeye Hedged Equity Index ETF	7/11/2024